Exhibit 10.2

Exhibit 10.2

AMENDMENT TO LETTER AGREEMENT

This Amendment (“Amendment”) to the Letter Agreement, dated June 16, 2023 (the “Letter Agreement”), by and between IRONNET, INC. (the “Company”) and C5 CC FERROUS, LLC (the “JV” and, together with the Company, each a “Party” and collectively, the “Parties”) is made and entered into as of July 11, 2023 (the “Amendment Date”) by and between the Parties. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Letter Agreement.

WHEREAS, the Parties wish to amend Exhibit A to the Letter Agreement to reduce the initial Pre-Closing Funding Tranche to $1.75 million, and to increase the second Pre-Closing Funding Tranche to $1.75 million, and to thereby cause the Letter Agreement to be deemed executed and delivered by each Party pursuant to Section 10 thereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the Parties hereby further agree as follows:

1)
Exhibit A of the Letter Agreement is hereby amended to read in its entirety as follows:

Exhibit A

Pre-Closing Funding Tranches

Tranches (Expected Timing)	Pre-Closing Milestone	Amount Funded ($)
Tranche 1 (June 16, 2023)	• Restructuring of certain existing indebtedness • Appoint Management and JV Board Member	$1.75 million
Tranche 2 (June 26, 2023)	• Updated Runway Projections • Finalize Stockholder Register Analysis (reference Section 4.a. above) • Weekly operational/financial report • Agreement as to Preferred Stock Terms (Ex. C)	$1.75 million
Tranche 3 (July 3, 2023)	• Become Current on all SEC Filings • Board Vote on Resolution to Initiate Reverse Stock Split • File Preliminary Proxy Statement with SEC for Reverse Stock Split • Weekly operational/financial report	$1 million
Tranche 4 (July 10, 2023)	• Updated Runway Projections • Weekly operational/financial report	$3.66 million
Tranche 5 (July 17, 2023)	• Updated Runway Projections • Weekly operational/financial report	$ 1 million
Tranche 5 (July 24, 2023)	• Updated Runway Projections • Weekly operational/financial report	$ 1 million
Tranche 6 (August 2, 2023)	• Updated Runway Projections • Weekly operational/financial report	$ 2.66 million
Tranche 7 (August 28, 2023)	• Updated Runway Projections • Weekly operational/financial report • File definitive proxy	$2.66 million
TOTAL:		$15.480mm

2)
Conflict of Terms. In the event the terms in this Amendment conflict with any term in the Agreement, the terms of this Amendment will govern.

3)
Entire Agreement. The Parties agree that this Amendment constitutes the entire agreement between the Parties relating to its subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether oral or written; provided, however, that the Note(s), as modified by this Amendment, remain in full force and effect.

[Signature page follows.]

This Amendment is accepted and agreed as of the Amendment Date:

IRONNET,INC.
By:	/s/Cameron Pforr
Name: Cameron Pforr Title: Chief Financial Officer

C5 CC FERROUS, LLC
By:	/s/Paul Singer
Name: Paul Singer Title: AuthorizedSignatory